Exhibit 21.1
List of Subsidiaries*
As of February 25, 2009

	State or Jurisdiction
Name of Subsidiary	of Incorporation	% of ownership
ABON Biopharm (Hangzhou) Co., Ltd.	China	100%
Alere, LLC	Delaware	100%
Alere Health Improvement Company	Delaware	100%
Alere Healthcare of Illlinois, Inc.	Georgia	100%
Alere Health Systems, Inc.	Delaware	100%
Alere Wellology, Inc.	Delaware	100%
Alere Women’s and Children’s Health, LLC	Delaware	100%
Alere Medical, Inc.	California	100%
Ameditech, Inc.	California	100%
Aska Diagnostics, Inc.	Japan	100%
BBI Enzymes Limited	United Kingdom	100%
BBI Healthcare Limited	United Kingdom	100%
BBI Holdings PLC	United Kingdom	100%
BBI Research, Inc.	Wisconsin	100%
British Biocell International Limited	United Kingdom	100%
Binax, Inc.	Delaware	100%
BioSite, Inc.	California	100%
Biosite GmbH	Germany	100%
Biosite International Sarl	Switzerland	100%
Bio-Stat Healthcare Limited	United Kingdom	100%
Biosystems, S.A.	Colombia	100%
Biozyme Holdings Limited	United Kingdom	100%
Biozyme Laboratories International Limited	United Kingdom	100%
Biozyme Laboratories Limited	United Kingdom	100%
Cambridge Bio-Nutritional Limited	United Kingdom	100%
CLONDIAG GmbH	Germany	100%
Cambridge Medical Innovations Limited	United Kingdom	100%
Cholestech Corporation	Delaware	100%
Diamics, Inc.	California	52.4%
DiaTeam Diagnostika und Arzneimittel	Germany	100%
Großhandel GmbH
DMD — GmbH	Germany	100%
First Check Diagnostics Corp.	State of Delaware	100%
First Check Ecom, Inc.	Massachusetts	100%
Gabmed GmbH	Germany	100%
Hemosense, Inc.	Delaware	100%
IM Hong Kong Trading Co., Limited	Hong Kong	100%
IM US Holdings, LLC	Delaware	100%
Innovacon, Inc.	State of Delaware	100%

	State or Jurisdiction
Name of Subsidiary	of Incorporation	% of ownership
Instant Technologies, Inc.	State of Virginia	100%
Inverness Australia Pty Limited	Australia	100%
Inverness Medical, LLC	State of Delaware	100%
Inverness Medical Beijing Co., Limited	China	100%
Inverness Medical Belgium Bvba	Belgium	100%
Inverness Medical — Biostar Inc.	Delaware	100%
Inverness Medical Canada, Inc.	Canada	100%
Inverness Medical Deutschland GmbH	Germany	100%
Inverness Medical France SAS	France	100%
Inverness Medical HK Holdings, Limited	Hong Kong	100%
Inverness Medical Iberica, S.A.U.	Spain	100%
Inverness Medical India Private Limited	India	100%
Inverness Medical Innovations Australia Pty Limited	Australia	100%
Inverness Medical Innovations North America, Inc.	Delaware	100%
Inverness Medical Innovations South Africa Pty, Ltd.	South Africa	100%
Inverness Medical Italia, S.r.l.	Italy	100%
Inverness Medical Japan Co., Ltd.	Japan	100%
Inverness Medical New Zealand Limited	New Zealand	100%
Inverness Medical (Shanghai) Co., Ltd.	China	60%
Inverness Medical Shimla Private Limited	India	100%
Inverness Medical Switzerland GmbH (“IMS”)	Switzerland	100%
Inverness Medical (U.K.) Holdings, Ltd.	United Kingdom	100%
Inverness Medical U.K. Limited	United Kingdom	100%
Ischemia Technologies, Inc.	Delaware	100%
IVC Industries, Inc.	State of Delaware	100%
IVD Management Limited	Ireland	100%
Matria of New York, Inc.	New York	100%
Matritech GmbH	Germany	100%
Med-Ox Chemicals Limited	Canada	100%
Orange Medical Bvba	The Netherlands	100%
Orange Medical BV	The Netherlands	100%
Orgenics, Ltd.	Israel	100%
Ostex International, Inc.	State of Washington	100%
Panbio, Inc.	Maryland	100%
Prodimol Biotecnologia S.A.	Brazil	100%
Quality Assured Services, Inc. (QAS)	Florida	100%
Quotient Diagnostics Limited	United Kingdom	100%
Redwood Toxicology, Inc.	California	100%
Selfcare Technology, Inc.	State of Delaware	100%
Seravac Biotech (Pty) Limited S.A.	Republic of South Africa	100%
Seravac USA	California	100%
SPDH, Inc.	Delaware	100%
Stirling Medical Innovations Ltd.	Scotland	100%
Unipath, Ltd.	United Kingdom	100%

	State or Jurisdiction
Name of Subsidiary	of Incorporation	% of ownership
Vision Biotech Pty Limited	South Africa	100%
Wampole Laboratories, LLC	State of Delaware	100%

*	Certain subsidiaries which considered in the aggregate would not constitute a significant subsidiary have been omitted.